                                                                Exhibit No. 4(g)


                              SUB-ADVISORY CONTRACT

      Contract made as of March 1, 2001 between MITCHELL HUTCHINS ASSET MANAGEMENT INC., a Delaware corporation ("Mitchell Hutchins"), and ALLIANCE CAPITAL MANAGEMENT L.P., a Delaware limited partnership ("Sub-Adviser").

                                    RECITALS

      (1) Mitchell Hutchins has entered into an Investment Management and Administration Contract, dated March 1, 2001 ("Management Agreement"), with Mitchell Hutchins Series Trust ("Fund"), an open-end management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act"), with respect to the series of the Trust designated as Balanced Portfolio, Global Equity Portfolio, Global Income Portfolio, Growth Portfolio, Growth and Income Portfolio, High Grade Fixed Income Portfolio, High Income Portfolio, Small Cap Portfolio and Strategic Income Portfolio and to each such other series as to which this Contract may apply (each, a "Series");

      (2) Mitchell Hutchins wishes to retain the Sub-Adviser to furnish certain investment advisory services to Mitchell Hutchins and each of the above-referenced Series; and

      (3) The Sub-Adviser is willing to furnish such services;

      NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, Mitchell Hutchins and the Sub-Adviser agree as follows with respect to each Series:

      1. APPOINTMENT. Mitchell Hutchins hereby appoints the Sub-Adviser as an investment sub-adviser with respect to the Series for the period and on the terms set forth in this Contract. The Sub-Adviser accepts that appointment and agrees to render the services herein set forth, for the compensation herein provided.

      2. DUTIES AS SUB-ADVISER.

      (a) Subject to the supervision and direction of the Fund's Board of Trustees ("Board") and review by Mitchell Hutchins, and any written guidelines adopted by the Board or Mitchell Hutchins, the Sub-Adviser will provide a continuous investment program for all or a designated portion of the assets ("Segment") of the Series, including investment research and discretionary management with respect to all securities and investments and cash equivalents in the Series or Segment. The Sub-Adviser will determine from time to time what investments will be purchased, retained or sold by the Series or Segment. The Sub-Adviser will be responsible for placing purchase and sell orders for investments and for other related transactions for the Series or Segment. The Sub-Adviser will be responsible for voting proxies of issuers of securities held by the Series or Segment. The Sub-Adviser understands that the Series' assets need to be managed so as to permit it to (i) qualify or to continue to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code, as amended ("Code") and (ii) continue to comply with the diversification requirements imposed by Section 817(h) of the Code and the regulations thereunder. The Sub-Adviser will provide services under this Contract in accordance with the Series' investment objective, policies and restrictions as stated in the Fund's currently effective registration statement under the 1940 Act, and any amendments or supplements thereto ("Registration Statement").

      (b) The Sub-Adviser agrees that, in placing orders with brokers, it will obtain the best net result in terms of price and execution; provided that, on behalf of the Series, the Sub-Adviser may, in its discretion, use brokers that provide the Sub-Adviser with research, analysis, advice and similar services to execute portfolio transactions on behalf of the Series or Segment, and the Sub-Adviser may pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, subject to the Sub-Adviser's determining in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Sub-Adviser to the Series and its other clients and that the total commissions paid by the Series or Segment will be reasonable in relation to the benefits to the Series over the long term. In no instance will portfolio securities be purchased from or sold to Mitchell Hutchins or the Sub-Adviser, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder. The Sub-Adviser may aggregate sales and purchase orders with respect to the assets of the Series or Segment with similar orders being made simultaneously for other accounts advised by the Sub-Adviser or its affiliates. Whenever the Sub-Adviser simultaneously places orders to purchase or sell the same security on behalf of the Series and one or more other accounts advised by the Sub-Adviser, the orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable over time to each account. Mitchell Hutchins recognizes that in some cases this procedure may adversely affect the results obtained for the Series or Segment.

          Subject to the Sub-Adviser's obligations to seek best execution, Mitchell Hutchins agrees that the Sub-Adviser, in its sole discretion, may place transactions on behalf of the Series and the Fund with Sanford C. Bernstein & Co., LLC ("SCB LLC"), an affiliate of the Sub-Adviser, or any other broker-dealer deemed to be an affiliate of the Sub-Adviser (together with SCB LLC, the "Affiliated Broker-Dealers") so long as such transactions are effected in conformity with the requirements (including any applicable exemptions and administrative interpretations set forth in Part II of the Sub-Adviser's Form ADV Registration Statement ("Form ADV") on file with the Securities and Exchange Commission ("SEC")) of Section 11(a)(1)(H) of the Securities Exchange Act of 1934. In all such dealings, the Affiliated Broker-Dealers shall be authorized and entitled to retain any commissions, remuneration or profits which may be made in such transactions and shall not be liable to account for the same to Mitchell Hutchins, the Series or the Fund.

          Mitchell Hutchins further authorizes the Sub-Adviser and its Affiliated Broker-Dealers to execute agency cross transactions (the "Cross Transactions") on behalf of the Series and the Fund. Cross Transactions are transactions which may be effected by the Affiliated Broker-Dealers acting for both the Series or the Fund and the counterparty to the transaction. Cross Transactions enable the Sub-Adviser to purchase or sell a block of securities for the Series or the Fund at a set price and possibly avoid an unfavorable price movement that may be created through entrance into the market with such purchase or sale order. As such, the Sub-Adviser believes that Cross Transactions can provide meaningful benefits for the Series and the Fund and its clients generally. Mitchell Hutchins, the Series and the Fund should be aware, however, that in a Cross Transaction an Affiliated Broker-Dealer will be receiving commissions from both


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

sides of the trade and, therefore, there is a potentially conflicting division of loyalties and responsibilities.

      (c) The Sub-Adviser will maintain all books and records required to be maintained pursuant to Rule 31a-1(b)(ii)(3), (5), (6), (7), (9) and (10) under the 1940 Act and the rules and regulations promulgated thereunder with respect to transactions by the Sub-Adviser on behalf of the Series or Segment, and will furnish the Board and Mitchell Hutchins with such periodic and special reports as the Board or Mitchell Hutchins reasonably may request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records that it maintains for the Series are the property of the Fund, agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records that it maintains for the Fund and that are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to the Fund any records that it maintains for the Series upon request by the Fund.

      (d) At such times as shall be reasonably requested by the Board or Mitchell Hutchins, the Sub-Adviser will provide the Board and Mitchell Hutchins with economic and investment analyses and reports as well as quarterly reports setting forth the performance of the Series or Segment and make available to the Board and Mitchell Hutchins any economic, statistical and investment services that the Sub-Adviser normally makes available to its institutional or other customers.

      (e) In accordance with procedures adopted by the Board, as amended from time to time, the Sub-Adviser is responsible for assisting in the fair valuation of all portfolio securities in the Series or Segment and will use its reasonable efforts to arrange for the provision of a price from one or more parties independent of the Sub-Adviser for each portfolio security for which the custodian does not obtain prices in the ordinary course of business from an automated pricing service.

      3. FURTHER DUTIES. In all matters relating to the performance of this Contract, the Sub-Adviser will act in conformity with the Fund's Declaration of Trust, By-Laws and Registration Statement and with the written instructions and written directions of the Board and Mitchell Hutchins; and will comply with the requirements of the 1940 Act and the Investment Advisers Act of 1940, as amended ("Advisers Act") and the rules under each; Subchapter M of the Code, as applicable to regulated investment companies; and all other federal and state laws and regulations applicable to the Fund and the Series. Mitchell Hutchins agrees to provide to the Sub-Adviser copies of the Fund's Declaration of Trust, By-Laws, Registration Statement, written instructions and directions of the Board and Mitchell Hutchins, and any amendments or supplements to any of these materials as soon as practicable after such materials become available; and further agrees to identify to the Sub-Adviser in writing any broker-dealers that are affiliated with Mitchell Hutchins (other than PaineWebber Incorporated and Mitchell Hutchins itself).

      4. EXPENSES. During the term of this Contract, the Sub-Adviser will bear all expenses incurred by it in connection with its services under this Contract. The Sub-Adviser shall not be responsible for any expenses incurred by the Fund, the Series or Mitchell Hutchins.

      5. COMPENSATION.

      (a) For the services provided and the expenses assumed by the Sub-Adviser pursuant to this Contract, Mitchell Hutchins, not the Series, will pay to the Sub-Adviser a sub-advisory fee, computed daily and paid monthly, at an annual rate as set forth in Schedule A hereto of the average daily net assets of the Series or Segment (computed in the manner specified in the Management Agreement) and will provide the Sub-Adviser with a schedule showing the manner in which the fee was computed. If the Sub-Adviser is managing a Segment, its fees will be based on the value of assets of the Series within the Sub-Adviser's Segment.

      (b) The fee shall be accrued daily and payable monthly to the Sub-Adviser on or before the last business day of the next succeeding calendar month.

      (c) If this Contract becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion that such period bears to the full month in which such effectiveness or termination occurs.

      6. LIMITATION OF LIABILITY.

      (a) The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Series, the Fund, its shareholders or by Mitchell Hutchins in connection with the matters to which this Contract relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Contract.

      (b) In no event will the Sub-Adviser have any responsibilities for any other series of the Fund, for any portion of the Series' investments not managed by the Sub-Adviser or for the acts or omissions of any other sub-adviser to the Fund or Series.

          In particular, in the event the Sub-Adviser shall manage only a portion of the Series' investments, the Sub-Adviser shall have no responsibility for the Series' being in violation of any applicable law or regulation or investment policy or restriction applicable to the Series as a whole or for the Series' failing to qualify as a regulated investment company under the Code or failing to comply with the diversification requirements imposed by Section 817(h) and the regulations thereunder, if the securities and other holdings of the Segment managed by the Sub-Adviser are such that such Segment would not be in such violation or fail to so qualify or comply if such segment were deemed a separate series of the Fund or a separate "regulated investment company" under the Code.

          Nothing in this section shall be deemed a limitation or waiver of any obligation or duty that may not by law be limited or waived.

      7. REPRESENTATIONS OF SUB-ADVISER. The Sub-Adviser represents, warrants and agrees as follows:

      (a) The Sub-Adviser (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Contract remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Contract; (iii) has met and will seek to continue to meet for so long as this Contract remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency necessary to be met in order to perform the services contemplated by this Contract; (iv) has the authority to enter into and perform the services contemplated by this Contract; and (v) will promptly notify Mitchell Hutchins of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

      (b) The Sub-Adviser has adopted a written code of ethics and appropriate procedures complying with the requirements of Rule 17j-1 under the 1940 Act and will provide Mitchell Hutchins and the Board with a copy of such code of ethics, together with evidence of its adoption. Within fifteen days of the end of the last calendar quarter of each year that this Contract is in effect, a duly authorized officer of the Sub-Adviser shall certify to Mitchell Hutchins that the Sub-Adviser has complied with the requirements of Rule 17j-1 during the previous year and that there has been no material violation of the Sub-Adviser's code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of Mitchell Hutchins, the Sub-Adviser shall permit Mitchell Hutchins, its employees or its agents to examine the reports required to be made by the Sub-Adviser pursuant to Rule 17j-1 and all other records relevant to the Sub-Adviser's code of ethics.

      (c) The Sub-Adviser has provided Mitchell Hutchins with a copy of its Form ADV, as most recently filed with the SEC and promptly will furnish a copy of all amendments to Mitchell Hutchins at least annually.

      (d) The Sub-Adviser will notify Mitchell Hutchins of any change of control of the Sub-Adviser, including any change of its general partners or 25% shareholders or 25% limited partners, as applicable, and any changes in the key personnel who are either the portfolio manager(s) of the Series or senior management of the Sub-Adviser, in each case prior to, or promptly after, such change.

      (e) Mitchell Hutchins and the Sub-Adviser agree that neither of them, nor any of their affiliates, will in any way refer directly or indirectly to their relationship with one another or any of their respective affiliates in offering, marketing or other promotional materials without the prior express written consent of the other, which consent will be promptly provided and not unreasonably withheld.

      8. SERVICES NOT EXCLUSIVE. The services furnished by the Sub-Adviser hereunder are not to be deemed exclusive and the Sub-Adviser shall be free to furnish similar services to others so long as its services under this Contract are not impaired thereby or unless otherwise agreed to by the parties hereunder in writing. Nothing in this Contract shall limit or restrict the right of any trustee, director, officer or employee of the Sub-Adviser, who may also be a Trustee, officer or employee of the Fund, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

      9. DURATION AND TERMINATION.

      (a) This Contract shall become effective upon the day and year first written above, provided that this Contract has been approved for the Series by a vote of (i) a majority of those Trustees of the Fund who are not parties to this Contract or interested persons of any such party ("Independent Trustees") cast at a meeting called for the purpose of voting on such approval and (ii) a majority of the Series' outstanding voting securities unless, in the case of
(ii), the Fund complies with the terms of any SEC exemptive order or rule permitting it to enter into the Contract without such vote.

      (b) Unless sooner terminated as provided herein, this Contract shall continue in effect for two years from its effective date. Thereafter, if not terminated, this Contract shall continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually: (i) by a vote of a majority of Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or by vote of a majority of the outstanding voting securities of the Series.

      (c) Notwithstanding the foregoing, with respect to the Series, this Contract may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Series on sixty days' written notice to the Sub-Adviser and may be terminated by the Sub-Adviser at any time, without the payment of any penalty, on sixty days' written notice to Mitchell Hutchins. The Contract may also be terminated, without payment of penalty, by Mitchell Hutchins (i) upon material breach by the Sub-Adviser of any of the representations and warranties set forth in Paragraph 7 of this Contract, if such breach shall not have been cured within a 20-day period after notice of such breach or (ii) if, in the reasonable judgment of Mitchell Hutchins, the Sub-Adviser becomes unable to discharge its duties and obligations under this Contract, including circumstances such as financial insolvency of the Sub-Adviser or other circumstances that could adversely affect the Series. This Contract will terminate automatically in the event of its assignment or upon termination of the Management Agreement as it relates to the Series.

      10. AMENDMENT OF THIS CONTRACT. No provision of this Contract may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. No amendment of this Contract as to the Series shall be effective until approved by vote of (i) the Independent Trustees and (ii) a majority of the Series' outstanding voting securities unless, in the case of (ii), the Fund complies with the terms of any SEC exemptive order or rule permitting it to modify the Contract without such vote.

      11. GOVERNING LAW. This Contract shall be construed in accordance with the 1940 Act and the laws of the State of New York, without giving effect to the conflicts of laws principles thereof. To the extent that the applicable laws of the State of New York conflict with the applicable provisions of the 1940 Act, the latter shall control.

      12. MISCELLANEOUS. The captions in this Contract are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Contract shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Contract shall not be affected thereby. This Contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Contract, the terms "majority of the outstanding voting securities," "affiliated person," "interested person," "assignment," "broker," "investment adviser," "net assets," "sale," "sell" and "security" shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the SEC by any rule, regulation or order. Where the effect of a requirement of the federal securities laws reflected in any provision of this Contract is made less restrictive by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order. This Contract may be signed in counterpart.

      13. NOTICES. Any notice herein required is to be in writing and is deemed to have been given to the Sub-Adviser or Mitchell Hutchins upon receipt of the same at their respective addresses set forth below. All written notices required or permitted to be given under this Contract will be delivered by personal service, by postage mail - return receipt requested or by facsimile machine or a similar means of same day delivery which provides evidence of receipt (with a confirming copy by mail as set forth herein). All notices provided to Mitchell Hutchins will be sent to the attention of Dianne E. O'Donnell, Deputy General Counsel. All notices provided to the Sub-Adviser will be sent to the attention of Mark R. Manley, Senior Vice President and Counsel.

      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.


                                            MITCHELL HUTCHINS ASSET
                                            MANAGEMENT INC.
                                            51 West 52nd Street
Attest:                                     New York, New York  10019-6114

By:    /s/ Evelyn DeSimone                  By:    /s/ Dianne E. O'Donnell
       -----------------------------               -----------------------------
Name:  Evelyn DeSimone                      Name:  Dianne E. O'Donnell
Title: Assistant Vice President             Title: Senior Vice President

                                            ALLIANCE CAPITAL MANAGEMENT L.P.
                                            1345 Avenue of the Americas
                                            New York, New York 10105
Attest:

By:    /s/ Allison Bernback                 By:    /s/ Mark R. Manley
       -----------------------------               -----------------------------
Name:  Allison Bernback                     Name:  Mark R. Manley
Title: Vice President and Counsel           Title: Assistant Secretary

                                   SCHEDULE A


                                                             ANNUAL RATE OF SUB-ADVISORY FEE AS A
SERIES                                                       PERCENTAGE OF AVERAGE DAILY NET ASSETS
-------                                                      --------------------------------------
Balanced Portfolio                                                               0.375%
Global Equity Portfolio                                                          0.375%
Global Income Portfolio                                                          0.375%
Growth Portfolio                                                                 0.375%
Growth and Income Portfolio                                                      0.350%
High Grade Fixed Income Portfolio                                                0.250%
High Income Portfolio                                                            0.250%
Small Cap Portfolio                                                              0.500%
Strategic Income Portfolio                                                       0.375%



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